UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 28, 2007

IGIA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-23506	33-0601498
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

16 East 40th Street, 12th Floor, New York, NY 10016
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-0500

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 28, 2007, an Agreed Final Order was executed and approved by the Circuit Court of Kanawha County in West Virginia that settled a civil enforcement action brought by the State of West Virginia, through its Attorney General, against IGIA, Inc. and Prem Ramchandani, individually and as President of IGIA, Inc. The settlement requires IGIA, Inc. to pay the State of West Virginia a civil penalty in the amount of $176,139.27, to be paid in equal monthly installments of $10,000 beginning March 5, 2007, with the final payment to be made on October 6, 2008. IGIA, Inc. also agreed not to transact business in the State of West Virginia until the full settlement amount has been paid. The State of West Virginia agreed that the civil penalties paid by IGIA, Inc. shall be used by the State to provide restitution to eligible consumers. In the settlement IGIA and Mr. Ramchandani did not admit any of the allegations contained in the State’s complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGIA, INC.

Date: March 8, 2007	By:/s/Avi Sivan
Name: Avi Sivan
Title: Chief Executive Officer